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                                                                EXHIBIT 10.47

                              [BankAmerica Logo]

                                 BankAmerica
                            Business Credit, Inc.

May 17, 1996


Mr. Michael Seifert, CFO
Compression Labs., Inc.
2860 Junction Ave.
San Jose, California 95134


BankAmerica Business Credit, Inc. ("BABC") hereby waives the default caused by the violation of the 3/31/96 Debt to Tangible Net worth covenant. Please note that this waiver is being provided only for the violation noted for the 3/31/96 requirement and such waiver shall not apply to any subsequent periods.


Approved by:


/s/ Randy J. Bowman
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/s/ Randy J. Bowman, Vice President
BankAmerica Business Credit, Inc.